Exhibit 23



                              [KPMG LLP LETTERHEAD]

[LOGO] KPMG LLP

                     KPMG LLP
                     Chartered Accountants             Telephone (514) 840-2100
                     600 de Maisonneuve Blvd. West     Fax       (514) 840-2187
                     Suite 1500                        Internet   www.kpmg.ca
                     Montreal, Quebec  H3A 0A3

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Canadian Derivatives Clearing Corporation

We consent to the use of our report dated January 19, 2009, except for note 13, which is dated March 20, 2009, with respect to the consolidated balance sheets of Canadian Derivatives Clearing Corporation as of December 31, 2008 and 2007 and the related consolidated statements of earnings and comprehensive income, retained earnings and cash flows for the years ended December 31, 2008, 2007 and 2006, and to the reference to our firm under the heading "Experts" in the Post-Effective Amendment of No. 31 to the Registration Statement (Form S-20 No. 2-69458) and related Prospectus.


/s/ KPMG LLP
Chartered Accountants

Montreal, Canada
March 23, 2009


         KPMG, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.